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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 27, 2002, except for Note 16 as to which the date is March 27, 2002 and except for Note 2 as to which the date is November 18, 2002, relating to the consolidated financial statements of Leap Wireless International, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

San Diego, California
November 20, 2002